UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey		08543-5350
(Address of principal executive offices)		(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 6, 2008, Pharmacopeia, Inc. (the “Company”) issued a press release announcing its financial results for the quarterly period ended September 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On November 4, 2008, the Company received a notice from The Nasdaq Stock Market indicating that it had not regained compliance with Market Place Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on The Nasdaq Global Market.  Accordingly, the Company’s securities will be delisted from The Nasdaq Global Market unless the Company requests an appeal of this determination by no later than 4:00 p.m. Eastern Time on November 11, 2008.  The Company intends to timely request a hearing before the Nasdaq Listing Qualifications Panel to appeal this determination.

As announced on October 3, 2008, the Company received a notice from The Nasdaq Stock Market indicating that the Company was not in compliance with the continued listing requirements of The Nasdaq Global Market under Marketplace Rule 4450(b)(1)(A).  The notice further stated that the Company was also not in compliance with the alternative test under Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.  In accordance with Marketplace Rule 4450(e)(4), the Company was provided a period of 30 calendar days to regain compliance with the continued listing requirements.

On September 24, 2008, the Company entered into an Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated (“Ligand”), Margaux Acquisition Corp., a wholly owned subsidiary of Ligand (“Merger Sub 1”) and Latour Acquisition, LLC, a wholly owned subsidiary of Ligand (“Merger Sub 2”), pursuant to which the Company will merge with and into Merger Sub 1, with the Company continuing as the surviving entity (the “Intermediate Surviving Corporation”) and immediately thereafter, the Intermediate Surviving Corporation will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity.

Additional Information and Where to Find It

On October 20, 2008, Ligand filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, which included a proxy statement of the Company and other relevant materials in connection with the proposed transaction. The proxy statement, once finalized, will be mailed to the Company’s stockholders. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Company, Ligand and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Ligand or the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website at www.ligand.com. Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations page on its corporate website at www.pharmacopeia.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2008 annual meeting of stockholders, which was filed with the SEC on March 24, 2008. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the proposed transaction by reading the proxy statement regarding the proposed transaction, which will be filed with the SEC.

Ligand and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 29, 2008, the annual report on Form 10-K filed with the SEC on March 5, 2008 and the current report on Form 8-K filed with the SEC on August 4, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number

	99.1	Press release dated November 6, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Brian M. Posner

Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: November 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 6, 2008